SCHEDULE 14C INFORMATION

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Central Maine Power Company
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(Name of Registrant As Specified In Its Charter)

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CENTRAL MAINE POWER COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         To be held on May 17, 2001 at 10:00 A.M. at the offices of Central Maine Power Company, 83 Edison Drive, Augusta, Maine

TO THE HOLDERS OF COMMON STOCK AND 6% PREFERRED STOCK OF CENTRAL MAINE POWER COMPANY

         You are hereby notified of the Annual Meeting of Shareholders of Central Maine Power Company to be held at Central Maine Power Company's corporate offices at 83 Edison Drive, Augusta, Maine, on May 17, 2001 at 10:00 a.m. Eastern Daylight Time, to consider and vote on the following matters:

1. To re-elect four directors to Central Maine Power's Board of Directors;

2. To approve amended and restated By-Laws for Central Maine Power, and

3. To consider and act upon any other matters that may properly come before the meeting.

         The close of business on April 24, 2001 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

                                        By Order of the Board of Directors

                                        /s/ R. Scott Mahoney

                                        R. Scott Mahoney

                                        Secretary and Clerk

Augusta, Maine
April [   ], 2001

April __, 2001

CENTRAL MAINE POWER COMPANY
83 Edison Drive
Augusta, Maine 04336

INFORMATION STATEMENT

GENERAL INFORMATION

         This Information Statement is provided to the holders of record as of the close of business on April 24, 2001 of Central Maine Power Company common stock and 6% Preferred Stock in connection with the Annual Meeting of Shareholders of Central Maine Power or any adjournments. The Annual Meeting will be held on May 17, 2001 at 10:00 a.m. at the corporate offices of Central Maine Power, 83 Edison Drive, Augusta, Maine. This Information Statement is being mailed to shareholders on or about [April __, 2001].

We Are Not Asking You for a Proxy and
You Are Requested Not To Send Us a Proxy

VOTING RIGHTS

         Voting Procedure. Under Maine law, every shareholder entitled to vote at the Annual Meeting has the right to vote in person or by proxy. Central Maine Power and its directors and officers are not soliciting proxies for the Annual Meeting.

         If you cannot attend the Annual Meeting, Maine law permits you to appoint an agent who will attend the Annual Meeting and vote your shares on your behalf. This appointment is made by giving a person other than a director or officer of Central Maine Power or of CMP Group a written proxy that you have signed stating that the person named in the proxy is authorized to vote your shares on all matters at the Annual Meeting. Again, please do not send a proxy to Central Maine Power.

         Votes and Shares. The Board of Directors of Central Maine Power established the close of business on April 24, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

         As of the close of business on April 24, 2001, there were ____________ shares outstanding of Central Maine Power common stock, all of which were held by CMP Group. Each share of common stock is entitled to one-tenth of one vote, for a total of ____________ votes entitled to be cast by CMP Group on each matter at the Annual Meeting. In addition, as of the record date, there were ______________ shares outstanding of Central Maine Power 6% Preferred Stock. Each share of 6% Preferred Stock is entitled to one vote, for a total of ____________ votes entitled to be cast by the holders of 6% Preferred Stock on each matter at the Annual Meeting. At the Annual Meeting, the shares of Central Maine Power common stock and 6% Preferred Stock will vote together as a single class on all matters at that meeting. As a result of its ownership of all _____________ outstanding shares of Central Maine Power common stock, representing _____________ votes, and its _____ shares of Central Maine Power 6% Preferred Stock, representing ________ votes, CMP Group holds 99.8 percent of the combined voting power of the Central Maine Power common stock and 6% Preferred Stock. CMP Group intends to vote all of its shares of Central Maine Power common stock and its ____ shares of Central Maine Power 6% Preferred Stock in favor of Proposals 1 and 2 at the Annual Meeting. Proposals 1 and 2 are described in this Information Statement.

         Quorum. A majority of the total votes entitled to be cast at the Annual Meeting by the holders of Central Maine Power common stock and 6% Preferred Stock, voting together as a single class, on Proposals 1 and 2 will constitute a quorum for purposes of action to be taken on those Proposals. Abstentions, votes withheld from nominees for director, and broker non-votes will be counted in determining whether a quorum exists.

         Required Votes; Cumulative Voting for Directors. The holders of Central Maine Power's common stock and 6% Preferred Stock, voting together as a single class, will be asked to take action on two proposals, which are discussed under "PROPOSAL 1" and "PROPOSAL 2" in this Information Statement.

         Proposal 1. In Proposal 1, the shareholders will be asked to re-elect four directors to the Central Maine Power Board of Directors for one-year terms. Director nominees who receive the greatest number of votes cast will be elected, even though a nominee may not receive a majority of the votes cast. Votes withheld from a nominee for director will be counted in determining the total number of votes cast with respect to that nominee and will have the same effect as a vote against that nominee.

         Under the By-Laws of Central Maine Power, the election of directors at each Annual Meeting may, at the option of any shareholder, be by cumulative voting. Under cumulative voting, each shareholder having the right to vote for directors at the 2001 Annual Meeting is entitled to as many votes as pertain to the shares of stock owned by that shareholder multiplied by the four directors to be elected under Proposal 1, and may cast all of those votes for a single director or may distribute them among the directors to be voted for, or any two or three of them, as that shareholder sees fit. A shareholder entitled to vote for directors at the Annual Meeting who wishes to vote cumulatively must give written notice of his or her intention to vote cumulatively to the President or the Secretary of Central Maine Power before the meeting or announce his or her intention to vote cumulatively to the President or the Secretary of Central Maine Power before the meeting or announce his or her intention to vote cumulatively at the meeting before the voting for directors begins. If a shareholder gives that notice or makes that announcement, then all shareholders entitled to vote for directors at the meeting will be entitled to cumulate their votes.

         Proposal 2. In Proposal 2, the shareholders will be asked to adopt amended and restated By-Laws for Central Maine Power. These amended and restated By-Laws, attached hereto as Exhibit 1, would be consistent with Central Maine Power's current Articles of Incorporation, as amended, as on file with the Secretary of State. These amendments would take effect upon the affirmative vote of 80% of the voting shares of Central Maine Power common stock and 6% Preferred Stock, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote against Proposal 2. For additional information, see the discussion under "PROPOSAL 2" below.

PROPOSAL 1

ELECTION OF DIRECTORS

         The Board of Directors of Central Maine Power currently has 4 members. At the Annual Meeting, the holders of Central Maine Power common stock and 6% Preferred Stock will be asked to re-elect Wesley W. von Schack, Kenneth M. Jasinski, Michael I. German and Sara J. Burns to the Central Maine Power Board of Directors. (See the information listed below about each nominee.) Each of these nominees has indicated his or her willingness to serve as a director if elected. These individuals will serve as directors for one-year terms.

         Set forth below is information about each nominee:

Directors

Sara J. Burns  (45)  President of Central Maine Power, Augusta, ME. Ms. Burns was Chief Operating Officer, Distribution Services of Central Maine Power from May 1997 to September 1998 and held various non-executive positions with the company prior to May 1997. Director since September 1998.(1)

Michael I. German  (50)  Senior Vice President of Energy East Corporation, Albany, NY. President and Chief Executive Officer of The Energy Network, Inc., Binghamton, NY. Mr. German has held the following positions with New York State Electric & Gas Corporation: President and Chief Operating Officer from April 1999 to October 2000, Executive Vice President and Chief Operating Officer from April 1998 to April 1999, Executive Vice President from May 1997 to April 1998 and Senior Vice President - Gas Business Unit prior to May 1997. Director since September 2000.(1)

Kenneth M. Jasinski  (52)  Executive Vice President, General Counsel and Secretary of Energy East Corporation, Albany, NY. Mr. Jasinski was Executive Vice President and General Counsel of Energy East Corporation from April 1999 to August 2000, Senior Vice President and General Counsel of Energy East Corporation from April 1998 to April 1999, Executive Vice President of New York State Electric & Gas Corporation from April 1998 to April 1999 and a partner of Huber Lawrence & Abell, attorneys at law, prior to April 1998. Director since September 2000.(1)

Wesley W. von Schack  (56)  Chairman, President and Chief Executive Officer of Energy East Corporation, Albany, NY. Chairman of the Board of New York State Electric & Gas Corporation, Ithaca, NY. Director of: Energy East Corporation, Albany, NY; Mellon Financial Corporation and Mellon Bank, N.A., Pittsburgh, PA; RTI International Metals, Inc., Niles, OH; and AEGIS Insurance Services, Inc., Jersey City, NJ. Mr. von Schack was Chairman, President and Chief Executive Officer of DQE, Inc. and Duquesne Light Company prior to August 1996. Director since September 2000.(1)

__________

  None of the directors receive compensation for serving as directors of Central Maine Power because they are officers of Energy East Corporation or certain of its subsidiaries.

PROPOSAL 2

AMENDED AND RESTATED BY-LAWS

         In Proposal 2, the holders of Central Maine Power's common stock and 6% Preferred Stock are being asked to approve amended and restated By-Laws for Central Maine Power.

         The By-Laws would be amended to be made consistent with amendments made to Central Maine Power's Articles of Incorporation at the Annual Meeting in 2000, effective on September 1, 2000, as on file with the Secretary of State of Maine. A copy of the proposed amended and restated By-Laws is attached to this Information Statement as Exhibit 1.

         Central Maine Power's current By-Laws require the affirmative vote of 80 percent of the total number of outstanding shares of Central Maine Power common stock and 6% Preferred Stock, voting together as a single class, for approval of Proposal 2. CMP Group intends to vote all of the shares of Central Maine Power common stock and its 533 shares of 6% Preferred Stock in favor of Proposal 2.

         The proposed amended and restated By-Laws will become effective only if adopted by duly authorized vote at the Annual Meeting.

         The amended and restated By-Laws being proposed in Proposal 2 will not affect the exclusive authority of the Board of Directors to fix the number of directors serving on the Board.

Security Ownership of Management

         The following table indicates the number of shares of equity securities of Energy East Corporation and Energy East Corporation Common Stock equivalent units beneficially owned as of March 1, 2001, by each director, each of the executive officers named in the Summary Compensation Table included elsewhere herein, and by the current directors and executive officers as a group and the percent of the outstanding securities so owned.

Name	Energy East Common Stock Beneficially Owned (1)	Energy East Common Stock Equivalent Units (2)	Total Energy East Common Stock and Energy East Common Stock Equivalent Units	Percent of Class

Sara J. Burns	14,555	-	14,555	(3)
Michael I. German	360,303	20,697	381,000	(3)
Kenneth M. Jasinski	304,399	15,747	320,146	(3)
Wesley W. von Schack	733,071	37,900	770,971	(3)
4 current directors and executive officers as a group	1,419,112	74,344	1,493,456	(3)

___________

(1)      Includes shares of Energy East Corporation Common Stock that may be acquired through the exercise of stock options that are exercisable currently. The number of shares that may be acquired, and by whom, are as follows: Ms. Burns, 13,333; Mr. Call, 6,666; Mr. German, 334,250; Mr. Jasinski, 299,999; Mr. von Schack, 699,999; and all executive officers as a group, 1,354,247.
(2)      Includes Energy East Corporation Common Stock equivalent units granted under the Long-Term Executive Incentive Share Plan.
(3)      Less than 1.5% of the outstanding Common Stock of Energy East Corporation.

The following table sets forth the name and address of each shareholder known to be the beneficial owner of 5 percent or more of the outstanding shares of Central Maine Power 6% Preferred Stock, the number of shares beneficially owned, and the percentage of shares owned as of April 24, 2001.

Shares of 6% Preferred Stock
Name and Address	Beneficially Owned	Percentage of Class
Christine M. Nyhan, Trustee 1825 Spindrift Drive La Jolla, CA 92037	1,675	29.31% (1)
CMP Group, Inc. 83 Edison Drive Augusta, ME 04336	533	9.3% (2)

(1) Shares held by Christine M. Nyhan, trustee, represent 29.31 percent of the voting power of the 6% Preferred Stock and approximately .05 percent of the combined voting power of the Central Maine Power common stock and 6% Preferred Stock, which will vote together as a single class at the Annual Meeting on all proposals described in this Information Statement.

(2) CMP Group has sole power to vote and dispose of these shares. Shares held by CMP Group represent 9.3 percent of the voting power of the 6% Preferred Stock. As a result of its ownership of all 31,211,471 issued and outstanding shares of Central Maine Power common stock, representing 3,121,147 votes, and its 533 shares of Central Maine Power 6% Preferred Stock, representing 533 votes, CMP Group holds 99.8 percent of the combined voting power of the Central Maine Power common stock and 6% Preferred Stock. Shares of Central Maine Power common stock and 6% Preferred Stock will vote together as a single class on all proposals described in this Information Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

         Central Maine Power believes that during 2000 all filing requirements under Section 16 (a) of the Securities Exchange Act of 1934 were satisfied by its directors and executive officers.

Executive Compensation

         The following sets forth certain information relating to cash and noncash compensation for each of the last three fiscal years for Ms. Burns and the next highest compensated executive officers of Central Maine Power and for certain individuals who are no longer employed by Central Maine Power, but whose compensation for 2000 was among the highest compensated employees. The following also sets forth certain information relating to benefits and to change in control arrangements for Central Maine Power's executive officers.

Summary Compensation Table
Long-Term Compensation
Name and Principal Position	Year	Annual Compensation Salary Bonus		Awards Restricted Stock Options/ Award(s) SARS (#)		Payout Long-Term Incentive Plan(1)	All Other Compensation(2)

Sara J. Burns President	2000 1999 1998	$256,000 212,714 175,000	$93,600 63,815 28,239	0 84,852 12,727	0 16,275 14,711	$418,576 143,683 0	$280,475 6,400 3,063

Raymond W. Hepper (3) General Counsel	2000 1999 1998	185,000 166,435 144,727	61,667 41,609 21,625	0 55,478 9,611	0 10,612 10,138	279,955 110,691 0	623,813 5,832 4,342

Michael R. Cutter (3) Vice President	2000 1999 1998	152,149 145,600 140,000	60,569 43,680 16,735	0 57,884 22,649	0 11,140 11,769	305,523 126,098 0	571,613 5,728 3,025

Curtis I. Call Treasurer	2000 1999 1998	128,800 123,767 112,515	42,933 30,942 9,527	0 40,991 12,904	0 7,891 7,882	210,876 89,551 0	188,585 4,951 3,376

_______________

(1)      Pursuant to the Long-Term Incentive Plan, participants, including executive officers of Central Maine Power, were granted a certain number of performance shares depending upon their position. An award of common stock of CMP Group, Inc., the parent company, equal to the number of performance shares granted were made to a participant at the end of a three-year performance cycle based on Central Maine Power's ranking with respect to its three-year average total stockholder return as measured by Central Maine Power's ranking compared to other electric utilities represented in the EEI Index. All outstanding performance shares granted to participants vested at the maximum performance level of 150% on completion of the merger of CMP Group, Inc. and Energy East Corporation. A cash payment equal to $29.50 for each performance share outstanding was made to participants in the Plan on completion of the merger and the Plan terminated at that time. There were no performance shares granted to participants in 2000.

(2)      In 2000, Central Maine Power contributed for Ms. Burns, Messrs. Hepper, Cutter, and Call $6,800, $6,175, $6,011, and $5,152, respectively, under the Tax Deferred Savings Plan. Central Maine Power made cash payments to Ms. Burns, Messrs. Hepper, Cutter, and Call of $156,675, $113,841, $161,070, and $119,033, respectively, under Central Maine Power's Annual Restricted Award Plan. The Plan terminated on completion of the merger of CMP Group, Inc. and Energy East Corporation. Central Maine Power also made a cash payment of $117,000 to Ms. Burns, $92,500 to Mr. Hepper, $75,512 to Mr. Cutter, and $64,400 to Mr. Call under an employee retention program established by Central Maine Power for the retention of employees in connection with the completion of the merger of CMP Group, Inc. and Energy East Corporation. Messrs. Hepper and Cutter received payments of $411,297 and $329,020, respectively, pertaining to an agreement they each had with Central Maine Power regarding their termination of employment with Central Maine Power.

(3)      As of December 31, 2000, Mr. Hepper no longer served as an executive officer of Central Maine Power, and as of December 1, 2000, Mr. Cutter no longer served as an executive officer of Central Maine Power. Messrs. Hepper and Cutter are included in this section in accordance with the rules of the Securities and Exchange Commission.

Aggregated Option/SAR Exercises in Last Fiscal Year (2000) and Fiscal Year-end Option/SAR Values
			Number of Shares Underlying Unexercised Options/SARs at Fiscal Year-End(#)
Name	Shares Acquired on Exercise(#)	Value Realized(1)	Exercisable	Unexercisable

Sara J. Burns	30,986	$362,482	0	0
Raymond W. Hepper	20,750	242,976	0	0
Michael R. Cutter	20,909	244,470	0	0
Curtis I. Call	7,891	89,267	0	0

	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End
Name	Exercisable	Unexercisable

Sara J. Burns	$0	$0
Raymond W. Hepper	0	0
Michael R. Cutter	0	0
Curtis I. Call	0	0

_______________

(1)      The "Value Realized" is equal to the difference between the Option exercise price and the price of $29.50 for a share of CMP Group, Inc. common stock in accordance with the merger agreement between CMP Group, Inc. and Energy East Corporation.

Pension Plan

         The following table sets forth the maximum retirement benefits payable to executive officers who retire at age 65, in specified compensation and years of service classifications, pursuant to the Retirement Income Plan for Non-Union Employees as they presently exist, and assuming no optional payment form is elected. The amounts listed below reflect the deduction for Social Security benefits.

Average Annual Salary*	Years of Service 15 20 25 30 35

$400,000	$37,269	$49,693	$62,116	$74,539	$77,362
375,000	37,269	49,693	62,116	74,539	77,362
350,000	37,269	49,693	62,116	74,539	77,362
325,000	37,269	49,693	62,116	74,539	77,362
300,000	37,269	49,693	62,116	74,539	77,362
275,000	37,269	49,693	62,116	74,539	77,362
250,000	37,269	49,693	62,116	74,539	77,362
225,000	37,269	49,693	62,116	74,539	77,362
200,000	37,269	49,693	62,116	74,539	77,362
175,000	37,269	49,693	62,116	74,539	77,362
150,000	34,719	46,293	57,866	69,439	72,012
125,000	28,344	37,793	47,241	56,689	58,637

_______________

*Average of the salaries (not including amounts listed under "Bonus", "Restricted
 Stock Awards", "Long-Term Compensation Awards", and "All Other
 Compensation" in the Summary Compensation Table) for the five highest paid consecutive years of employment service preceding retirement.

         The Retirement Income Plan for Non-Union Employees provides retirement benefits for full-time non-union employees, including executive officers of Central Maine Power, based on length of service and the average annual salary for the five highest paid consecutive years of employment service preceding retirement. Federal tax law limits the amount of compensation to $175,000 that can be taken into account in determining retirement benefits under the Retirement Income Plan for Non-Union Employees. Retirement benefits under the Retirement Income Plan for Non-Union Employees are computed on an actuarial basis and are payable as a single life annuity.

         Ms. Burns and Mr. Call have 13 and 14 credited years of service, respectively, under the Retirement Income Plan for Non-Union Employees.

Employment, Change In Control and Other Arrangements

         Central Maine Power has entered into an employment agreement with Ms. Burns for a term of three years beginning on September 1, 2000, which is automatically extended each month unless either Central Maine Power, Energy East Corporation, or Ms. Burns gives written notice that the agreement will not be extended. Ms. Burn's agreement provides for her employment as President of Central Maine Power at a base salary of $300,000, and for her eligibility for participation in all of Central Maine Power's incentive compensation, fringe benefit and employee benefit plans on the same basis as other executives and key management employees. The agreement provides that, if Ms. Burn's employment is terminated by Central Maine Power other than for cause or disability or by her for good reason, she will receive (i) payments of base salary at the rate in effect at the time of termination for the remainder of the term of the employment agreement, (ii) incentive compensation for the remainder of the term of the employment agreement, calculated on the basis of the value of short-term incentive compensation paid to her in the most recently completed fiscal year and the value of any long-term incentive compensation awards determined on the projected target value of the awards,(iii) continuation of all employee welfare benefits for the remainder of the term of the employment agreement, (iv) outplacement services costing up to $10,000, and (v) a lump sum payment equal to the value of the fringe benefits that she would have received through the term of the employment agreement and any unreimbursed expenses. In the event that any payments made under the agreement would subject Ms. Burns to federal excise tax or interest or penalties with respect to such federal excise tax, she will be entitled to be made whole for the payment of any such taxes, interest or penalties.

         Central Maine Power has entered into an employment agreement with Mr. Call that provides for severance benefits in the event that his employment is terminated by Central Maine Power other than for cause or disability or by him for good reason. Mr. Call's agreement provides for his employment as treasurer of Central Maine Power. The agreement is automatically extended for successive one-year periods unless either Central Maine Power or Mr. Call gives written notice that the agreement will not be extended. Mr. Call is entitled to receive an amount equal to one times his then annual base salary, plus continuation of medical and other benefits under Central Maine Power's group benefit plans and limited outplacement services. He is also entitled to receive an amount equal to one times his then annual base salary as compensation for his agreement not to compete, subject to forfeiture if he competes during the twelve month period immediately following termination of employment. In the event that any payments made under the agreement would subject Mr. Call to federal excise tax or interest or penalties with respect to such federal excise tax, total severance payments will be reduced where the tax will be eliminated.

Exhibit 1

CENTRAL MAINE POWER COMPANY

AMENDED and RESTATED BY-LAWS

ARTICLE 1.

Meetings of Shareholders.

         SECTION 1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of Directors and the transaction of any other proper business shall be held at such place within the State of Maine, on such date and at such time as the Board of Directors shall determine.

         SECTION 2. Special Meeting. Special meetings of the shareholders may be called at any time by the President, by the Board of Directors or any other person or persons authorized under the Maine Business Corporation Act and shall be held in the location designated in the call for the meeting.

         SECTION 3. Notice of Meeting. Written notice of each meeting of shareholders shall be given in accordance with the provisions of the Maine Business Corporation Act, including, without limitation, Section 604 of said Act, unless such notice shall be waived as provided in said Act, including, without limitation, Section 605 of said Act.

         SECTION 4. Quorum. Quorum of Shareholders. At all shareholders' meetings, unless otherwise specifically provided in these By-Laws, a representation of shares entitled in the aggregate to a majority of the total votes to which the outstanding shares of capital stock of the Company of all classes are then entitled at the meeting shall be necessary to constitute a quorum for the transaction of business other than (a) adjourning from time to time until a quorum shall be present, or (b) adjourning sine die, and for any such adjournment a majority vote of whatever stock shall be represented shall be sufficient; provided, that such quorum requirement shall be applicable to shareholders' meetings only when the outstanding Preferred Stock of all classes and series are not entitled to vote as a class for the election of a majority of the Directors of the Company; and, provided further, that, at shareholders' meetings when the outstanding Preferred Stock of all classes and series are entitled to vote as a class for the election of a majority of the Directors, the foregoing quorum requirement shall be reduced from a majority of such total votes to one-third of such total votes. When a quorum is present at any meeting, a majority of the votes to which stock represented thereat and voting is entitled shall, except when a larger vote is required by law, by the Charter or by these By-Laws, decide any question brought before such meeting.

         At all meetings of shareholders held: (i) for any of the purposes specified in Section B.6(b) of the Capital Stock Provisions of the Articles of Incorporation the presence in person or by proxy of the holders of shares, of the Common Stock and other stock having the general right to vote with the Common Stock, entitled in the aggregate to not less than one-third of the total votes to which all outstanding shares of such capital stock of the Company are then entitled, shall be required to constitute a quorum of such class for the election of Directors; and (ii) for any of the purposes specified in Section B.6(b) and in Section B.8 of the Capital Stock Provisions of the Articles of Incorporation, the presence in person or by proxy of the holders of a majority of the total number of shares of all classes and series of the Company's Preferred Stock then issued and outstanding shall be necessary to constitute a quorum of such classes, provided, for the purposes specified in said Section B.6(b), that if such quorum shall not have been obtained at such meeting, or at any adjournment thereof, within ninety (90) days from the date of such meeting as originally called, the presence in person or by proxy of the holders of one-third of the total number of shares of all classes and series of the Company's Preferred Stock then issued and outstanding shall then be sufficient to constitute a quorum of such classes. The absence of a quorum of the holders of stocks of either class shall not prevent the election at any such meeting, or any adjournment thereof, of Directors by the other such class, if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting. In the absence of a quorum of the holders of stocks of either class, a majority of those holders of the stocks of such class who are present in person or by proxy shall have power to adjourn such meeting from time to time (without notice, other than announcement at the meeting, if for thirty (30) days or less) until the requisite amount of holders of stock of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting or special meeting in lieu thereof.

         SECTION 5. Voting. At all shareholders' meetings, holders of record of stock entitled to vote on any question or at any election shall be entitled to one vote for each share of stock held by them respectively, except that holders of Common Stock shall be entitled to one-tenth vote for each share of said stock held by them. In elections of Directors by the shareholders, when, and only when, the Preferred Stocks are not entitled to vote as a class for the election of a majority of the full Board of Directors, each shareholder having the right to vote shall be entitled to as many votes as pertain to his shares of stock multiplied by the number of Directors to be elected, and he may cast all such votes for a single Director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit. Such vote may, in all cases, be given by proxy duly authorized in writing; but no proxy granted more than six months before the meeting, which shall be named therein, shall be accepted, and no proxy shall be valid after the final adjournment of such meeting.

ARTICLE 2.

Directors.

         SECTION 1. Number and Election. The business, property and affairs of the Corporation shall be under the care, control and management of a Board of Directors which shall consist of not less than three nor more than nine Directors as fixed by the Board of Directors.

         The election of the members of the Board of Directors shall be done annually by vote of the shareholder, except as otherwise fixed in or pursuant to the Capital Stock Provisions of the Articles of Incorporation with respect to the rights of the holders of any class or series of Capital Stock having a preference over Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances.

         SECTION 2. Vacancies. Except as otherwise fixed in or pursuant to provisions of the Articles of Incorporation with respect to the right of the holders of any class or series of capital stock having a preference over Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, vacancies in the Board of Directors because of death, resignation, or for any other reason, may be filled by the remaining Directors.

         SECTION 3. Meetings. Regular meetings of the Board of Directors shall be held monthly or as designated by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two Directors.

         SECTION 4. Notice of Meeting. Notice of all regular and special meetings of the Board of Directors shall be given to each member of the Board of Directors, at least eight hours before any such meeting, giving the time and place of such meeting.

         SECTION 5. Quorum. A majority of the Directors then in office at the time shall constitute a quorum; and a majority of the Directors in attendance at any meeting of the Board of Directors shall, in the presence of a quorum, decide its action.

         SECTION 6. Action Without A Meeting. Action may be taken by the Board of Directors without a meeting as provided in the Maine Business Corporation Act.

         SECTION 7. Election of Officers. On an annual basis, the Board of Directors shall meet and elect the officers of the Corporation in accordance with the By-Laws.

         SECTION 8. Committees. The Board of Directors may, from time to time, elect or appoint such committees and prescribe the duties and authority thereof as the Board of Directors may deem necessary or convenient.

ARTICLE 3.

Officers.

         SECTION 1. Election and Qualifications. The Directors shall elect annually a President and a Treasurer of the Corporation and may also elect or appoint one or more Vice Presidents, and a Secretary and such other officers as the Board of Directors may, from time to time, deem necessary or advisable.

         SECTION 2. Term of Office. The term of office of all officers of the Corporation shall be one year and until their respective successors shall have been chosen and qualified; but any officer may be removed from office at any time by the affirmative vote of a majority of the Board of Directors then in office.

         SECTION 3. Powers. Subject to the Maine Business Corporation Act, the Articles of Incorporation and the other provisions of these By-Laws, each officer shall have such duties and powers as are usually incident to his respective office and such other duties and powers as may be prescribed from time to time by the Board of Directors.

         SECTION 4. Clerk. The Corporation shall also have a Clerk who shall not be an officer by reason of such position. The Clerk shall be appointed and shall hold office until his death or a change of Clerk is made pursuant to Section 304 of the Maine Business Corporation Act.

ARTICLE 4.

Seal.

         The Corporation shall have a common seal which shall be kept by the Secretary.

ARTICLE 5.

Stock Certificates and Transfers.

         Stock certificates shall be in such form as the Board of Directors may, from time to time, determine and shall be signed by the President or any Vice President and by the Secretary or Assistant Secretary or by the Treasurer or Assistant Treasurer and sealed with the common seal of the Corporation. When such stock certificates shall be signed by a transfer agent or an assistant transfer agent or a registrar, the respective signatures of such Chairman of the Board of Directors, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimiles of such signatures, and the seal of the Corporation may be a facsimile of such seal.

ARTICLE 6.

Negotiable Instruments.

         SECTION 1. Signatures. All bills, notes, checks or other negotiable instruments shall be made in the name of the Corporation and shall be signed by such officer or officers of the Corporation and in such manner as the Board of Directors shall designate.

         SECTION 2. Endorsements. No officer or agent of this Corporation shall have power to endorse in the name of or on behalf of the Corporation any note, bill of exchange, draft, check or other written instrument for the payment of money--save only for the purpose of collection of said instrument--except upon the express authority of the Directors.

ARTICLE 7.

Indemnification of Directors, Officers and Employees.

         The Corporation shall indemnify the persons described in Title 13-A Section 714 of the Maine Revised Statutes Annotated or the equivalent section of the Maine Business Corporation Act to the full extent and in the manner permitted by such law.

ARTICLE 8.

Amendments.

         These By-Laws may be amended or repealed at any regular or special meeting of the Board of Directors by the vote of a majority of the Directors, except as may be otherwise expressly provided by law or in other sections of these By-Laws or in the Articles of Incorporation, at any annual or special meeting of the shareholders called for the purpose, of which the notice shall include the proposed action, by vote of shareholders holding shares entitled in the aggregate to a majority of the total votes to which the outstanding shares of capital stock of the Company of all classes are then entitled, except that in the case of the provisions of the first paragraph of Article 1, Section 4 relating to the requirements for a quorum and in the case of the provisions of Article 1, Section 5 relating to cumulative voting such vote shall be by the affirmative vote of shareholders holding shares entitled in the aggregate to two-thirds of the total votes to which the outstanding shares of capital stock of the Company of all classes are then entitled and except that in the case of the provisions of Article 1, Section 5 relating to the rights of the Company's Preferred Stock to vote such vote shall be by the affirmative vote of two-thirds in interest of each class of the Company's Preferred Stock then outstanding which is affected by the change, voting separately as a class. These By-Laws may also be amended or repealed by vote of a majority of the Board of Directors then in office, except that the Board of Directors shall not alter, amend or repeal the provisions of the first paragraph of Article 1, Section 4 relating to the requirements for a quorum, the provisions of Article 1, Section 5 relating to cumulative voting and any provision of this Article 8 pertaining to the foregoing sections.